UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 10, 2012

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland

(State or other jurisdiction of incorporation)

0-21886

(SEC File Number)

52-0812977

(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200 Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective April 10, 2012, Barrett Business Services, Inc. (the "Company") entered into indemnification agreements (each an "Indemnification Agreement"), in the form attached hereto as Exhibit 10.1, with each of its outside directors, namely Thomas J. Carley, James B. Hicks, Roger L. Johnson, Jon L. Justesen and Anthony Meeker. The Indemnification Agreements replace the indemnification agreements entered into between the Company and its outside directors beginning in 1993.

Under the Indemnification Agreements, the Company agrees, to the fullest extent permitted by the laws of the State of Maryland, and in accordance with the terms, conditions and limitations set forth in the Indemnification Agreements, to indemnify each of its outside directors against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred, in connection with various legal proceedings including, without limitation, a lawsuit, arbitration, administrative hearing or investigation, whether by or in the right of the Company or otherwise. This right to indemnification will extend to actions taken by the director in other capacities in which he is serving at the request of the Company, such as a director or officer of a subsidiary or a fiduciary or trustee of an employee benefit plan.

Indemnification is not available if the act or omission by the director was material to the matter in question and the director acted in bad faith, with active and deliberate dishonesty, or in a manner that he had reasonable cause to believe was unlawful, or actually received an improper personal benefit. Indemnification is also generally not available if the proceeding is by or on behalf of the Company and the director is found to be liable to the Company or if the proceeding is brought by the director against the Company.

The Indemnification Agreements include a presumption that the director is entitled to indemnification, imposing on the Company the burden of overcoming that presumption. The Indemnification Agreements also put in place specific processes and procedures for indemnification claims and advancement of expenses and costs.

The foregoing description is a summary of the material terms of the Indemnification Agreements and is qualified in its entirety by reference to the form of indemnification agreement filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1 Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.
Dated: April 16, 2012	By:	/s/ James D. Miller
James D. Miller Vice President-Finance, Treasurer and Secretary